Exhibit 10.1

EXECUTION COPY

ROLLOVER AND SUPPORT AGREEMENT

This ROLLOVER AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of April 10, 2017, by and among THAIHOT Investment Company US Limited, a Delaware corporation (“Parent”), Alliance HealthCare Services, Inc., a Delaware corporation (the “Company”), and Tahoe Investment Group Co., Ltd., an entity organized under the laws of the People’s Republic of China (“Tahoe”), Qisen Huang, an individual and Chairman of the Board (“Chairman Huang”) and THAIHOT Investment Company Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Holdco” and together with Tahoe and Chairman Huang, the “Stockholders” and each a “Stockholder”).

WHEREAS, Tahoe, Holdco, Parent, Alliance Healthcare Services Merger Sub Limited, a corporation incorporated under the laws of the State of Delaware and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and the Company have, concurrently with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, Holdco is the record owner and each of the Stockholders is the Beneficial Owner of the number of outstanding shares of Common Stock set forth on Schedule A hereto;

WHEREAS, in connection with the consummation of the Merger, (a) Holdco agrees to (i) have a certain number of shares of Common Stock as set forth in the column titled “Rollover Shares”, opposite Holdco’s name on Schedule A hereto cancelled for no consideration in the Merger, and (ii) subscribe for newly issued shares of common stock of Parent (the “Parent Stocks”) immediately prior to Closing;

WHEREAS, as a condition and inducement to the willingness of Parent, the Company and Merger Sub to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Merger, Parent, the Company and Merger Sub have required that each Stockholder agree, and each Stockholder has agreed, upon the terms and subject to the conditions set forth herein, to enter into this Agreement and abide by the covenants and obligations set forth herein;

WHEREAS, each Stockholder acknowledges that Parent, the Company and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of each Stockholder set forth in this Agreement; and

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Defined Terms. The following terms, as used in this Agreement, shall have the meanings set forth below. Terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

(a) “Additional Shares” means the Common Stock or other voting capital stock of the Company that the Stockholders acquire Beneficial Ownership of after the date of this Agreement.

(b) “Beneficial Ownership” by a person of any security includes ownership by any person who, directly or indirectly, through any Contract, arrangement, understanding, relationship or otherwise (whether or not in writing), has or shares: (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person will include securities Beneficially Owned by all Affiliates of such person and all other persons with whom such person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall have correlative meanings.

(c) “Common Stock” means the shares of common stock, par value $0.01 per share, of the Company, and will also include for purposes of this Agreement all shares or other voting securities into which shares of Common Stock or such other shares or voting securities may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom, including any dividends or distributions of securities which may be declared in respect of the shares of common stock and entitled to vote in respect of the matters contemplated by Article II.

(d) “Covered Securities” means the Existing Shares and any Additional Shares.

(e) “Existing Shares” means the shares of Common Stock Beneficially Owned by the Stockholders on the date hereof all of which are listed on Schedule A.

(f) “Transfer” means, directly or indirectly, to (i) issue sell, short, transfer, offer, exchange, assign, pledge, encumber, subject to a Lien, hypothecate or otherwise dispose of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, any Covered Securities; (ii) to enter into any Contract, option or other agreement with respect to any transactions described in clause (i); or (iii) enter into any swap, hedge, derivative or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Covered Securities, whether settled by delivery of Covered Securities, other securities, in cash or otherwise. For purposes of this Agreement, the term “Transfer” shall include the transfer (including by way of sale, disposition, operation of law (including by merger) or any other means) of an Affiliate of any Stockholder or any Stockholder’s interest in an Affiliate which Beneficially Owns any Covered Securities. The terms “Transferring”, “Transferee”, “Transferred” or similar words shall have correlative meanings to Transfer.”

ARTICLE II

VOTING; GRANT AND APPOINTMENT OF PROXY

Section 2.1 Voting. From and after the date hereof until the Expiration Time, each Stockholder irrevocably and unconditionally hereby agrees that at the Company Meeting or any other annual or special meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, or in connection with any written consent of the Company’s stockholders and in any other circumstance upon which a vote, consent or approval of all or some of the stockholders of the Company is sought, in each case, with respect to which any of the matters described in clauses (a) – (e) of this Section 2.1 is to be considered, each Stockholder shall, and shall cause any holder of record of its Covered Securities to, unless the Board or any Independent Committee has made a Change in Recommendation that has not been rescinded or otherwise withdrawn, (i) appear at each such meeting or cause its representative(s) to appear at such meeting or otherwise cause its Covered Securities to be counted as present thereat for purposes of determining whether a quorum is present and respond to each request by the Company for written consent, if any, and (ii) vote or cause to be voted, in person or by proxy, or deliver or cause to be delivered a written consent covering, all of such Stockholder’s Covered Securities:

(a) in favor of the adoption and approval of the Merger Agreement, and the other transactions contemplated thereby, including the Merger (the “Contemplated Transactions”);

(b) against any action, proposal, agreement or transaction that is not recommended by the Independent Committee and that could reasonably be expected, or the effect of which could reasonably be expected, to change in any manner the voting rights of any class of shares of the Company or materially impede, interfere with, delay, postpone, frustrate, discourage or adversely affect the timely consummation of the Contemplated Transactions, or the performance by such Stockholder of its obligations under this Agreement, including, without limitation: (i) any extraordinary corporate transaction, such as a scheme of arrangement, merger, consolidation or other business combination involving the Company or any of its Subsidiaries (other than the Merger); (ii) a sale, lease or transfer of a material amount of assets of the Company and its Subsidiaries, taken as a whole, or a reorganization, recapitalization or liquidation of the Company or any of its Subsidiary; (iii) an election of new members to the board of directors of the Company (the “Board”), other than nominees to the Board who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the Merger Agreement; or (iv) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s Certificate of Incorporation or the Bylaws;

(c) against any action, proposal, transaction or agreement that is not recommended by the Independent Committee and that could reasonably be expected to result in (i) a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of any Stockholder contained in this Agreement or the Merger Agreement or (ii) any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled;

(d) in favor of any adjournment, recess, delay or postponement of the Company Meeting as may be reasonably requested by the Independent Committee; and

(e) in favor of any other action, proposal, transaction or agreement necessary to consummate the Merger and the transactions contemplated by the Merger Agreement.

Section 2.2 Grant of Irrevocable Proxy; Appointment of Proxy.

(a) Effective immediately upon the execution of the Merger Agreement and until the Expiration Time, each Stockholder hereby irrevocably grants a proxy to, and appoints, each member of the Special Committee, as its sole and exclusive proxies and attorney-in-fact (with full power of substitution and resubstitution), for and in such Stockholder’s name, place and stead, to vote or cause to be voted (including by execution and delivery of proxies or acting by written consent, if applicable) the Covered Securities in accordance with Section 2.1 hereof at the Company Meeting or other annual or special meeting of the stockholders of the Company, however called, including any postponement or adjournment thereof, or in connection with any action sought to be taken by written consent of the stockholders of the Company without a meeting. Each Stockholder represents that all proxies, powers of attorney, instructions or other requests given by such Stockholder or its Affiliates prior to the execution of this Agreement in respect of the voting of such Stockholder’s Covered Securities, if any, are not irrevocable and such Stockholder hereby revokes (or causes to be revoked) any and all previous proxies, powers of attorney, instructions or other requests granted by such Stockholder and its Affiliates with respect to such Stockholder’s Covered Securities and agrees that no subsequent proxy with respect to the Covered Securities shall be given by such Stockholder or its Affiliates (and, to the extent permitted by Law, if given shall be ineffective). The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive the dissolution or bankruptcy of such Stockholder or any of its Affiliates. The proxy and power of attorney granted hereunder shall terminate upon the Expiration Time and shall not be terminated by operation of law or upon the occurrence of any other event other than termination of this Agreement pursuant to Section 6.1. Each Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this irrevocable proxy and power of attorney.

(b) Each Stockholder affirms that the irrevocable proxy and power of attorney set forth in this Section 2.2 is given in connection with, and in consideration of, the execution of the Merger Agreement by the Company, and to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder further (x) affirms that such irrevocable proxy is (i) coupled with an interest by reason of the Merger Agreement and, (ii) executed and intended to be (and is) irrevocable in accordance with the provisions of Section 212 of the DGCL prior to the Expiration Time and (y) ratifies and confirms all that the proxy holders appointed hereunder may lawfully do or cause to be done in compliance with the express terms hereof. If for any reason the proxy granted herein is not valid, then each Stockholder agrees to vote such Stockholder’s Covered Securities in accordance with Section 2.1 hereof prior to the Expiration Time. The parties hereto agree that the foregoing is a voting agreement.

Section 2.3 Restrictions on Transfers.

(a) Except as provided for in Article III below or pursuant to the Merger Agreement, each Stockholder hereby agrees that, from the date hereof until the Expiration Time, such Stockholder shall not, without the prior written consent of the Independent Committee, directly or indirectly, Transfer (or cause or permit the Transfer of), either voluntarily or involuntarily, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of any Covered Securities or any interest therein, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case involving any Covered Securities, (b) deposit any Covered Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) convert or exchange, or take any action which would result in the conversion or exchange, of any Covered Securities, (d) take any action that would make any representation or warranty of such Stockholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling, or materially delaying such Stockholder from performing any of its obligations under this Agreement, or (e) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b) (c) or (d). Any purported Transfer in violation of this Section 2.3 shall be void and of no force or effect and each Stockholder acknowledges that the Company will not register or permit the registration of or otherwise facilitate or effect any such Transfer.

(b) This Agreement and the obligations hereunder shall attach to the Covered Securities and shall be binding upon any person to which legal or Beneficial Ownership shall pass, whether by operation of Law or otherwise, including, each Stockholder’s successors or assigns. Each Stockholder covenants and agrees that it will not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of the Covered Shares, unless such Transfer is made in compliance with this Agreement.

Section 2.4 Acquisition Proposals.

(a) Each Stockholder covenants and agrees that during the period from the date of this Agreement through the Expiration Time, each Stockholder shall, if requested to do so by action of the Board or any Independent Committee, explore in good faith the possibility of working with any Persons or groups of Persons regarding an Acquisition Proposal (provided that the Company is permitted pursuant to Section 6.3(a) of the Merger Agreement to engage in discussions with such Persons or groups of Persons regarding such Acquisition Proposal), including by reviewing and responding to proposals and taking part in meetings and negotiations with respect thereto; it being understood that each Stockholder’s decision as to whether to work with any Person or group of Persons after such good faith exploration shall be within such Stockholder’s discretion.

(b) If any Stockholder receives any inquiry or proposal that constitutes an Acquisition Proposal, such Stockholder shall promptly inform the Company of such inquiry or proposal and the details thereof.

ARTICLE III

ROLLOVER SHARES

Section 3.1 Cancellation of Rollover Shares. Subject to the terms and conditions set forth herein and in the Merger Agreement, each Stockholder agrees that its Rollover Shares shall be cancelled at the Closing for no consideration in accordance with Section 3.1(c) of the Merger Agreement. Each Stockholder will take all actions necessary or appropriate to cause the number of Rollover Shares opposite its name on Schedule A hereto to be treated as set forth herein.

Section 3.2 Subscription of Parent Stocks. Immediately prior to the Closing, in consideration for the cancellation of the Rollover Shares held by Holdco in accordance with Section 3.1(c) of the Merger Agreement, Parent shall issue to Holdco (or, if designated by Holdco in writing, an Affiliate of Holdco), and Holdco or its Affiliate (as applicable) shall subscribe for, the number of Parent Stocks equal to the number of Rollover Shares held by Holdco and cancelled pursuant to Section 3.1(c) of the Merger Agreement. Holdco hereby acknowledges and agrees that (a) delivery of such Parent Stocks shall constitute complete satisfaction of all obligations towards or sums due Holdco by Parent and Merger Sub in respect of the Rollover Shares held by Holdco and cancelled pursuant to Section 3.1(c) of the Merger Agreement, and (b) Holdco shall have no right to any Merger Consideration in respect of the Rollover Shares held by Holdco.

Section 3.3 Rollover Closing. Subject to the satisfaction in full (or waiver, if permissible) of all of the conditions set forth in Section 7.1 and Section 7.2 of the Merger Agreement (other than conditions that by their nature are to be satisfied or waived, as applicable, at the Closing), the closing of the subscription and issuance of Parent Stocks contemplated hereby (the “Rollover Closing”) shall take place immediately prior to the Closing.

Section 3.4 Deposit of Rollover Shares. No later than five (5) Business Days prior to the Closing, each Stockholder and any of its agent holding certificates evidencing any of the Rollover Shares shall deliver or cause to be delivered to Parent all certificates representing the Rollover Shares in such Person’s possession, for disposition in accordance with the terms of this Agreement; such certificates and documents shall be held by Parent or any agent authorized by Parent until the Closing.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF THE STOCKHOLDERS

Section 4.1 Representations and Warranties. Each Stockholder represents and warrants to Parent and the Company as of the date hereof and as of the Closing:

(a) if not a natural person, such Stockholder is a corporation duly organized, validly existing and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) under the laws of the jurisdiction of its incorporation or formation and has the requisite entity power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted;

(b) such Stockholder has full legal right, power, capacity and authority to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby;

(c) this Agreement has been duly executed and delivered by such Stockholder and the execution, delivery and performance of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby;

(d) assuming due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by the Enforceability Exceptions;

(e) (i)(A) Holdco is the record holder and each Stockholder is the Beneficial Owner of and, immediately prior to the Closing, will be the Beneficial Owner of, and has and will have good and valid title to, the Existing Shares, free and clear of Liens other than as created by this Agreement, and (B) the Stockholders are the sole shared Beneficial Owners and have and will have, at all times through the Closing Date, Beneficial Ownership, shared voting power (including the shared right to control such vote as contemplated herein), shared power of disposition, shared power to issue instructions with respect to the matters set forth in Article II hereof, shared power to demand dissenter’s rights, and shared power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Covered Securities, with no limitations, qualifications, or restrictions on such rights, subject to applicable United States federal securities Laws, Laws of the Cayman Islands and the terms of this Agreement; (ii) its Covered Securities are not subject to any voting trust agreement or other Contract to which such Stockholder is a party restricting or otherwise relating to the voting or Transfer of the Covered Securities other than this Agreement; (iii) such Stockholder has not Transferred any interest in any of its Covered Securities; (iv) as of the date hereof, other than the Existing Shares set forth on Schedule A, such Stockholder does not Beneficially Own or own of record, any shares of Common Stock; and (v) such Stockholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any of the Existing Shares and with respect to any of the Covered Securities Beneficially Owned at all times through the Closing Date and with no limitations, qualifications or restrictions on such rights, except as contemplated by this Agreement;

(f) except for (i) the applicable requirements of the Exchange Act and (ii) as provided in the Merger Agreement, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of such Stockholder for the execution, delivery and performance of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated by this Agreement and the Merger Agreement, and (ii) neither the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby, nor compliance by such Stockholder with any of the provisions hereof shall (A) if such Stockholder is an entity, conflict with or violate any provision of the organizational documents of such Stockholder, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on property or assets of such Stockholder pursuant to any Contract to which such Stockholder is a party or by which such Stockholder or any property or asset of such Stockholder is bound or affected, or (C) violate any Law or Order applicable to such Stockholder or any of such Stockholder’s properties or assets;

(g) there is no Proceeding pending against such Stockholder or, to the knowledge of such Stockholder, any other Person or, to the knowledge of such Stockholder, threatened against such Stockholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by such Stockholder of its obligations under this Agreement;

(h) such Stockholder has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms and conditions of the transactions contemplated by Article III and the merits and risks of owning Parent Stocks and such Stockholder acknowledges that it has been advised to discuss with its own counsel the meaning and legal consequences of such Stockholder’s representations and warranties in this Agreement and the transactions contemplated hereby;

(i) such Stockholder understands and acknowledges that Parent, the Company and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement; and

(j) except for this Agreement, the Governance Agreement and the Registration Rights Agreement, no Stockholder has taken any action that would constitute a breach hereof, make any representation or warranty of such Stockholder set forth in this Article IV untrue or incorrect or have the effect of preventing or delaying or impeding the ability of such Stockholder from performing any of his, her or its obligations under this Agreement and no Stockholder is subject to any obligation that would restrict it from (i) taking the actions described in Section 2.4 hereof, or (ii) making an Acquisition Proposal or entering into any agreement with the Company or any Person or group of Persons relating to a Superior Proposal.

Section 4.2 Other Covenants. Each Stockholder hereby:

(a) agrees and covenants, prior to the Expiration Time, not to knowingly take any action, directly or indirectly, that could reasonably be expected to (i) result in a breach hereof, (ii) make any representation or warranty of such Stockholder contained herein untrue or incorrect or (iii) have the effect of preventing, delaying, impeding or interfering with or adversely affecting the ability of such Stockholder from performing any of its obligations under this Agreement;

(b) irrevocably waives, and agrees not to exercise, any rights of appraisal or any dissenters’ rights under applicable Law at any time with respect to the Merger that such Stockholder may have with respect to any and all of such Stockholder’s Covered Securities, whether held of record or Beneficially Owned (including, without limitation, any appraisal or dissenters’ rights pursuant to Section 262 of the DGCL or under Section 238 of the Cayman Companies Law) prior to the Expiration Time;

(c) agrees and covenants to (i) permit the Company to publish and disclose in any press release or in the Proxy Statement (including all documents and schedules filed with the SEC in accordance therewith) or other disclosure document required in connection with the Merger Agreement or the Contemplated Transactions, such Stockholder’s identity and Beneficial Ownership of Covered Securities and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement (“Stockholder Information”) and (ii) cooperate with the Company in connection with such filings, including providing Stockholder Information requested by the Company and notifying the Company if and to the extent such Stockholder becomes aware that any such Stockholder Information is or shall have become false or misleading;

(d) agrees and covenants, that such Stockholder shall promptly (and in any event within twenty-four (24) hours) notify Parent of any (including the number) Additional Shares with respect to which Beneficial Ownership is acquired by such Stockholder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such Covered Securities, or upon exercise or conversion of any securities of the Company, after the date hereof;

(e) agrees and covenants that it shall (i) pay any Taxes arising from or attributable to the receipt of (A) Merger Consideration by such Stockholder or its Affiliates pursuant to the Merger Agreement and/or (B) Parent Stocks by such Stockholder or its Affiliates pursuant to this Agreement (collectively, the “Tax Liabilities”) upon the earlier of the due date for such Taxes or thirty (30) days after receiving notice of such Taxes, and (ii) bear and pay, reimburse, indemnify and hold harmless Parent, Merger Sub, the Company and any Affiliate thereof (other than such Stockholder) (collectively, the “Indemnified Parties”) for, from and against (A) any and all liabilities for Taxes imposed upon, incurred by or asserted against any of the Indemnified Parties, arising from or attributable to the Tax Liabilities (for the avoidance of doubt, the term “Tax Liabilities” shall include, without limitation, any and all liability for Taxes arising from or attributable to the receipt of Merger Consideration and/or Parent Stocks as described in Section 4.2(e)(i) above and any liability for withholding Taxes; (B) any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, interests, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of the Tax Liabilities), and (iii) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that such Stockholder has adequate capital resources available to satisfy its indemnification obligations in accordance with this Section 4.2(e);

(f) agrees and covenants that, from the date hereof through the Expiration Time, such Stockholder shall not (i) create or permit to exist any Lien that could prevent such Stockholder from voting Covered Securities in accordance with this Agreement or from complying with the other obligations under this Agreement, other than with respect to any restrictions imposed by applicable Law, or (ii) enter into any voting or similar agreement with respect to the Covered Securities (other than as contemplated by Article II); and

(g) agrees and covenants further that, upon request of the Board or any Independent Committee or Parent, such Stockholder shall execute and deliver or cause to be executed and delivered any additional documents, consents or instruments and take all such further actions as may reasonably be deemed by Board or any Independent Committee or Parent to be necessary or desirable to carry out the provisions of, and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by, this Agreement and the Merger Agreement.

Section 4.3 Stock Dividends, etc. In the event of a reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares or other similar transaction, or if any stock dividend, subdivision or distribution (including any dividend or distribution of securities convertible into or exchangeable for shares of Common Stock) is declared, in each case affecting the Covered Securities, the terms “Existing Shares,” “Additional Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities of the Company into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Company and Holdco that as of the date hereof and as of the Closing:

(a) Parent is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery by Holdco, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by the Enforceability Exceptions;

(b) except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of Parent for the execution, delivery and performance of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of Parent, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on such property or asset of Parent pursuant to, any Contract to which Parent is a party or by which Parent or any of its property or asset is bound or affected, or (C) violate any Law or Order applicable to Parent or any of their properties or assets;

(c) at and immediately prior to the Rollover Closing, the authorized capital stock of Parent shall consist of 50,000,000 shares of Parent Stocks, of which one (1) share of Parent Stocks shall be issued and outstanding and owned by Holdco; and

(d) at the Rollover Closing, the Parent Stocks to be issued under this Agreement shall have been duly and validly authorized and when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable shares of common stock of Parent, free and clear of all Liens, other than restrictions arising under applicable securities Laws.

ARTICLE VI

TERMINATION

Section 6.1 Termination. This Agreement, and the obligations of the Stockholders hereunder (including, without limitation, Section 2.2 hereof), shall terminate and be of no further force or effect immediately upon the earlier to occur (the “Expiration Time”) of (a) the Effective Time, (b) the date of valid termination of the Merger Agreement in accordance with its terms, and (c) at any time upon the written agreement of the Company (acting at the direction of the Independent Committee) and Parent; provided, that, for the avoidance of doubt, to the extent the termination of the Merger Agreement is contested, no party shall be released from liability for violating the terms of this Agreement if a court of competent jurisdiction finally determines that the Merger Agreement had not, in fact, been validly terminated and, therefore, this Agreement had not been validly terminated. Notwithstanding the preceding sentence, Section 4.2(e), this Article VI and Article VII hereof shall survive any termination of this Agreement. Nothing in this Article V shall relieve or otherwise limit any party’s liability for any breach of this Agreement prior to the termination of this Agreement. If for any reason the Merger fails to occur but the Rollover Closing contemplated by Section 3.3 hereof has already taken place, then Parent shall promptly take all such actions as are necessary to restore each Stockholder to the position it was in with respect to ownership of the Rollover Shares prior to such Rollover Closing.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notices. All notices and other communications hereunder shall be deemed to have been duly given (a) on the date of delivery if delivered personally, (b) upon confirmation of receipt after transmittal by facsimile or e-mail (to such number or e-mail address specified below or another number or numbers or e-mail address or addresses as such Person may subsequently specify by proper notice under this Agreement), (c) on the next Business Day when sent by a recognized overnight courier or (d) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.. All notices hereunder shall be delivered to the addresses set forth below (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 7.1):

(a)	If to Parent or any Stockholder:

Tahoe Investment Group Co., Ltd.

No. 43 Hudong Road

Olympic Building,

Fuzhou City

Fujian Province, China 350003

Attention: Mr. Ge Yong

Fax: 86 591 8760 1956

Email: [***]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

30/F, China World Office 2

No. 1, Jian Guo Men Wai Avenue

Beijing, 100004

People’s Republic of China

Attention: Peter X. Huang, Esq.

Fax: +86 10 6535 5577

Email: Peter.Huang@skadden.com

(b)	If to the Company:

Alliance HealthCare Services, Inc.

100 Bayview Circle, Suite 400

Newport Beach, CA 92660

Attention: General Counsel

Fax: (714) 688-3397

Email: [***]

With a copy to (which shall not constitute notice):

O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, CA 92660

Attention: Mark D. Peterson

John C. Raney

Fax: (949) 823-6994

Email: mpeterson@omm.com

jraney@omm.com

Section 7.2 Capacity. Notwithstanding anything to the contrary in this Agreement, (i) each Stockholder is entering into this Agreement, and agreeing to become bound hereby, solely in its capacity as a Beneficial Owner of the Covered Securities owned by it and not in any other capacity (including, without limitation, in any capacity as a director of the Board or officer of the Company) and (ii) nothing in this Agreement shall obligate such Stockholder or its Representatives to take, or forbear from taking, in its capacity as a director of the Board or officer of the Company, any action which is inconsistent with its or his fiduciary duties under applicable Law.

Section 7.3 Severability. Any term or provision of this Agreement which is held invalid or unenforceable by a court of competent jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. Upon such determination that any term or provision of this Agreement is invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement and the Contemplated Transactions be consummated as originally contemplated to the fullest extent possible.

Section 7.4 Entire Agreement.    This Agreement and the Merger Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 7.5 Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Each Stockholder acknowledges and agrees that (a) the Company shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to Expiration Time, this being in addition to any other remedy to which the Company may be entitled at law or in equity, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, the Company would not have entered into the Merger Agreement. Each Stockholder agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or in equity. Each Stockholder acknowledges and agrees that if the Company seeks an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, it shall not be required to provide any bond or other security in connection with any such injunction.

Section 7.6 Amendments; Waivers. At any time prior to the Expiration Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, each Stockholder and Parent, or in the case of a waiver, by the party against whom the waiver is to be effective.

Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 7.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law rules or provisions that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 7.8 Disputes. Any dispute or controversy between the parties in relation to or arising out of the existence, interpretation, validity, breach, or termination of this Agreement (a “Dispute”) shall be exclusively, definitely and finally settled through arbitration by Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in force (“HKIAC Rules”) in accordance with the following:

(a) All procedures in any such arbitration shall be conducted in English and a daily transcript in English of such proceedings shall be prepared.

(b) There shall be three (3) arbitrators, each of whom shall be an attorney qualified to practice law and fluent in English and shall be appointed as follows:

(1) The parties shall, within thirty (30) days of the date on which the Dispute was referred to arbitration, each appoint one (1) arbitrator, who shall jointly appoint the third arbitrator, who shall chair the arbitration panel and shall be a national of a country other than the U.S.A. and China. All arbitrators appointed to preside over a Dispute shall be and remain at all times impartial and independent of the parties.

(2) If either party fails to appoint an arbitrator within thirty (30) days of the date on which the Dispute was referred to arbitration, the Chairman of the HKIAC shall appoint the missing arbitrator.

(3) If the appointed arbitrators are unable to agree on the third (3rd) arbitrator within thirty (30) days of their appointment, then the Chairman of the HKIAC shall appoint the third (3rd) arbitrator.

(c) Discovery shall be permitted.

(d) Any award in the arbitration proceeding shall be rendered in English.

(e) In any arbitration pursuant to this Section 7.8, the arbitrators are not empowered to award:

(1) punitive, exemplary or consequential damages and the parties hereby waive any right to recover such damages except in the event that one of the parties is found liable for fraud or intentional misconduct; and

(2) any equitable remedies except to the extent that such remedies enforce the obligations of this Agreement.

(f) The arbitrators shall decide in the award the allocation of costs, including the arbitrators’ fees, expenses for translators and translations required in connection with the arbitration and all other costs to which the Dispute may give rise.

(g) The venue and seat of the arbitration shall be Hong Kong. The award of the arbitrators shall be final, binding and without appeal. Any award of the arbitrators may be enforced by any court having jurisdiction over the party against which the award has been rendered, or wherever assets of that party are located, and shall be enforceable in accordance with the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958). A court may refuse to enforce any award rendered in accordance herewith, if it finds that any of the arbitrators appointed to preside over the Dispute are not independent or impartial of the parties.

Section 7.9 No Third Party Beneficiaries. There are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto (and their respective successors, heirs and permitted assigns), any rights, remedies, obligations or liabilities, except as specifically set forth in this Agreement.

Section 7.10 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent may assign this Agreement (in whole but not in part) in connection with a permitted assignment of the Merger Agreement by Parent, as applicable. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and, in the case of any Stockholder that is an individual, his, her or its estate, heirs, beneficiaries, personal representatives and executors.

Section 7.11 No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 7.12 Counterparts. This Agreement may be executed in two or more consecutive counterparts (including by facsimile or email pdf format), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, email pdf format or otherwise) to the other parties; provided, however, that if any Stockholder fails for any reason to execute, or perform their obligations under, this Agreement, this Agreement shall remain effective as to all parties executing this Agreement.

Section 7.13 Independent Committee. All amendments or waivers of any provision of this Agreement by the Company and all decisions or determinations contemplated by this Agreement to be made by the Company shall be made by the Independent Committee and no amendment or waiver of any provision of this Agreement by the Company and no decision or determination contemplated by this Agreement to be made by the Company shall be made, or action taken, by the Company or the Board with respect to this Agreement without first obtaining the approval of the Independent Committee. The Independent Committee, and only the Independent Committee, may pursue any action or litigation with respect to breaches of this Agreement on behalf of the Company.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

PARENT

THAIHOT Investment Company US Limited

By:	/s/ Qisen Huang

Name:	Qisen Huang

Title:	Director

[SIGNATURE PAGE TO ROLLOVER AND SUPPORT AGREEMENT]

STOCKHOLDERS

Tahoe Investment Group Co., Ltd.

By:	/s/ Qisen Huang
Name:	Qisen Huang
Title:	Chairman

THAIHOT Investment Company Limited

By:	/s/ Qisen Huang
Name:	Qisen Huan
Title:	Director

Qisen Huang

By:	/s/ Qisen Huang

[SIGNATURE PAGE TO ROLLOVER AND SUPPORT AGREEMENT]

COMPANY

Alliance HealthCare Services, Inc.

By:	/s/ Percy C. Tomlinson
Name:	Percy C. Tomlinson
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO ROLLOVER AND SUPPORT AGREEMENT]

Schedule A

Rollover Stockholder	Address	Existing Shares	Rollover Shares	Non-Rollover Shares	Parent Stocks
Holdco	c/o Tahoe Investment Group Co., Ltd.	5,537,945	5,537,945	—	5,537,945
Tahoe	No. 43 Hudong Road Olympic Building,	5,537,945	—	5,537,945	—
Chairman Huang	Fuzhou City Fujian Province, China 350003	5,537,945	—	5,537,945	—